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EXHIBIT 23

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-12107 and No. 333-15237) pertaining to the Company's Amended and Restated Omnibus Stock Plan and the Amended and Restated Stock Option Plan for Directors of our report dated August 25, 1999, with respect to the financial statements and schedule of ACE*COMM Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1999.

Ernst & Young LLP

Washington, D.C.
September 22, 1999